Exhibit 99.1
ManTech Announces Financial Results for
Fourth Quarter and Fiscal Year 2016

•	Revenues: $394 million for the fourth quarter, $1.60 billion for the fiscal year

•	Operating Margin: 5.4% for the fourth quarter, 5.7% for the fiscal year

•	Diluted EPS: $0.35 for the fourth quarter, $1.47 for the fiscal year

•	Book-to-Bill Ratio: 1.2 for the fourth quarter, 1.4 for the fiscal year

•	Cash Flow from Operations: $13 million for the fourth quarter, $96 million for the fiscal year (1.7 times Net Income)

FAIRFAX, Va., February 22, 2017 (GLOBE NEWSWIRE) – ManTech International Corporation (Nasdaq:MANT), a leading provider of innovative technologies and solutions for mission-critical national security programs, today announced financial results for the fourth quarter and full fiscal year 2016, which ended December 31, 2016.

ManTech Chairman and Chief Executive Officer George J. Pedersen said, "We remain optimistic about the budgetary environment and the prospects for continued growth. In 2016, ManTech experienced strong contract awards, revenue growth and excellent cash flow. Furthermore, the company showed year-over-year improvement on numerous metrics including growth in operating income, net income and EPS, as well as improvement in the respective margins. We also made two targeted acquisitions in the growing markets of cyber and health IT; Oceans Edge Cyber and Edaptive Systems, which enhanced our capabilities and positioning within U.S. Cyber Command and the Centers for Medicare and Medicaid Services, respectively. Together with the strong management team, dedicated and talented employees, our differentiated capabilities and the investments made over the past few years, ManTech is well positioned for success in 2017."

Summary Operating Results

Revenues for the quarter were $394.2 million, compared to $402.4 million in the fourth quarter of 2015. Revenues for the year were $1.60 billion, up 3% compared to $1.55 billion in fiscal year 2015.

Operating income was $21.3 million for the quarter and $91.0 million for the full year. Operating margin was 5.4% for the quarter and 5.7% for the full year. Net income was $13.7 million for the quarter and $56.4 million for the fiscal year. Diluted earnings per share was $0.35 for the quarter and $1.47 for the full year. All annual profit figures were significantly higher than comparable figures for 2015.

Cash Management and Capital Deployment

Cash flow from operations for the quarter was $13 million. For the year, cash flow from operations totaled $96 million or 1.7 times net income. Days sales outstanding (DSO) were 73 days, an increase of 5 days compared to the fourth quarter of 2015.

During the quarter, the company paid $8.1 million, or $0.21 per share, as part of its regular cash dividend program to its common stockholders of record as of December 9, 2016. As of December 31, 2016, the company had $65 million in cash and cash equivalents and no outstanding borrowings on its $500 million revolving-credit facility, which provides the company with the financial capacity to pursue acquisitions, issue dividends, and maintain a strong balance sheet.

The Board of Directors has declared that the company will pay a cash dividend of $0.21 per share on March 24, 2017, to all common stockholders of record as of March 10, 2017, as part of its regular quarterly cash dividend program. The annual yield is approximately 2.1% based on the average of recent trading prices. Future declarations of dividends and their record and payment dates are subject to the final determination of ManTech's Board of Directors.

Contract Awards

Kevin M. Phillips, ManTech President and Chief Operating Officer said, "I am pleased with our differentiated capabilities and strong market position which has enabled us to continue winning new business. The work won in 2016 weighed towards cyber, IT solutions and intelligence and systems engineering support. These recent contract awards provide the solid foundation for growth in 2017."

Contract awards (bookings) totaled $460 million in the quarter, representing a book-to-bill ratio of 1.2. For the year, contract awards totaled $2.3 billion for a book-to-bill ratio of 1.4. Book-to-bill ratios for both the quarter and the fiscal year reflect an improving awards environment and strong market positioning for ManTech. Proposal activity remains brisk, and the company expects contract awards to continue at a strong pace in 2017. Large, single award contracts contributing to the quarterly bookings include:

•
Worldwide Field Software Support for the Army Communications-Electronics Command (CECOM) Software Engineering Center (SEC). Under a 3 year contract valued up to $152 million, ManTech is supporting the U.S. Army by ensuring operational readiness by developing, providing and integrating and maintaining C4ISR, logistics and business software.

•
Combat Weapons Systems Support for the Naval Surface Warfare Center Dahlgren Division. Under a 5 year contract valued at up to $87 million, ManTech is continuing its support of the U.S. Navy by providing test and evaluation support to its weapons and combat systems to include Aegis, Aegis BMD, SSDS, DDG-1000 and littoral combat ship platforms.

Additional contract awards in the quarter include several extensions to existing contracts and new contracts from classified customers.

Forward Guidance

The company expects to achieve revenue, net income, and diluted earnings per share in 2017 as specified in the table below.

Measure	Fiscal 2017 Guidance
Revenue (billion)	$1.625B - $1.700B
Net Income (million)	$55.5M - $59.0M
Diluted Earnings per Share	$1.42 - $1.51

The guidance is supported by a backlog of business at the end of the quarter of $4.9 billion, including $1.0 billion of funded backlog, as well as a strong pipeline of new opportunities and improving government funding levels.

ManTech Chief Financial Officer Judith L. Bjornaas said, “We are pleased to end the fiscal year with strong operating performance, having generated improved margins and strong cash flow. Our capital deployment program will continue to be focused on a disciplined acquisition program that will support long-term business growth and we expect to maintain our current regular cash dividend program. In 2017, we will continue to position and align the business to capture additional market share.”

Conference Call

ManTech executive management will hold a conference call on February 22, 2017, at 5 p.m. Eastern to discuss the financial results and outlook and answer questions. Analysts may participate on the conference call by dialing (877) 638-9567 (domestic) or (253) 237-1032 (international) and entering passcode 44415141. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the ManTech website (http://investor.mantech.com). A replay of the conference call will be available on the ManTech website approximately 2 hours after the conclusion of the conference call.

About ManTech International Corporation

ManTech provides innovative technologies and solutions for mission-critical national security programs for the intelligence community; the departments of Defense, State, Homeland Security, Health and Human Services, Veteran Affairs and Justice, including the Federal Bureau of Investigation (FBI); the health and space community; and other U.S. government customers. We support important national missions by providing services to approximately 50 federal government agencies under approximately 1,000 current contracts. ManTech's expertise includes cybersecurity; software and systems development; enterprise information technology; multi-discipline intelligence; program protection and mission assurance; systems engineering; test and evaluation (T&E); command, control, communications, computers, intelligence, surveillance and reconnaissance (C4ISR); training; supply chain management and logistics; and management consulting. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” or “estimate,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes we anticipate. Factors that could cause actual results to differ materially from the results we anticipate, include, but are not limited to, the following: failure to maintain our relationship with the U.S. government, or failure to compete effectively for new contract awards or to retain existing U.S. government contracts; issues relating to competing effectively for awards procured through the competitive bidding process, including the adverse impact of delay caused by competitors’ protests of contracts awards received by us; inability to recruit and retain sufficient number of employees with specialized skill sets who are in great demand and limited supply; adverse changes in U.S. government spending for programs we support, whether due to changing mission priorities, socio-economic policies that reduce the contracts that we may bid on, cost reduction and efficiency initiatives by our customers, or other federal budget constraints generally; failure to obtain option awards, task orders or funding under contracts; increased exposure to risks associated with conducting business internationally; failure to realize the full amount of our backlog or adverse changes in the timing of receipt of revenues under contracts included in backlog; renegotiation, modification or termination of our contracts, or failure to perform in conformity with contract terms or our expectations; disruption of our business or damage to our reputation resulting from security breaches in customer systems, internal systems or services failures (including as a result of cyber or other security threats), or employee or subcontractor misconduct; failure to successfully integrate acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; adverse changes in business conditions that may cause our investments in recorded goodwill to become impaired; non-compliance with, or adverse changes in, complex U.S. government laws, procurement regulations or processes; and adverse results of U.S. government audits or other investigations of our government contracts. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in ManTech's Annual Report on Form 10-K previously filed with the Securities and Exchange Commission on Feb. 22, 2017, Item 1A of Part II of our Quarterly Reports on Form 10-Q, and, from time to time, in ManTech's other filings with the Securities and Exchange Commission.

The forward-looking statements included herein are only made as of the date of this press release, and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands Except Share and Per Share Amounts)

	(unaudited)
	December 31,
	2016	2015
ASSETS
Cash and cash equivalents	$64,936	$41,314
Receivables—net	320,677	304,253
Prepaid expenses and other	34,423	23,605
Contractual inventory	1,277	—
Total Current Assets	421,313	369,172
Goodwill	955,874	919,591
Other intangible assets—net	154,931	154,176
Employee supplemental savings plan assets	29,383	27,557
Property and equipment—net	23,121	22,439
Investments	11,691	10,853
Other assets	2,151	2,636
TOTAL ASSETS	$1,598,464	$1,506,424
LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$108,888	$106,271
Accrued salaries and related expenses	70,768	60,940
Billings in excess of revenue earned	11,998	12,685
Total Current Liabilities	191,654	179,896
Deferred income taxes—non-current	122,081	102,035
Accrued retirement	30,581	29,877
Other long-term liabilities	12,481	10,879
TOTAL LIABILITIES	356,797	322,687
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 25,795,973 and 24,731,584 shares issued at December 31, 2016 and 2015; 25,551,860 and 24,487,471 shares outstanding at December 31, 2016 and 2015	258	247
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 13,190,745 and 13,191,845 shares issued and outstanding at December 31, 2016 and 2015	132	132
Additional paid-in capital	471,906	438,168
Treasury stock, 244,113 and 244,113 shares at cost at December 31, 2016 and 2015	(9,158)	(9,158)
Retained earnings	778,710	754,457
Accumulated other comprehensive loss	(181)	(109)
TOTAL STOCKHOLDERS' EQUITY	1,241,667	1,183,737
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,598,464	$1,506,424

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
REVENUES	$394,178	$402,401	$1,601,596	$1,550,117
Cost of services	338,456	345,314	1,369,775	1,320,697
General and administrative expenses	34,418	34,279	140,858	144,534
OPERATING INCOME	21,304	22,808	90,963	84,886
Interest expense	(239)	(160)	(1,097)	(1,193)
Interest income	22	25	121	160
Other income (expense), net	(62)	(48)	83	1,501
INCOME FROM OPERATIONS BEFORE INCOME TAXES AND EQUITY METHOD INVESTMENTS	21,025	22,625	90,070	85,354
Provision for income taxes	(7,346)	(8,884)	(33,786)	(34,366)
Equity in gains of unconsolidated subsidiaries	50	150	107	139
NET INCOME	$13,729	$13,891	$56,391	$51,127

BASIC EARNINGS PER SHARE:
Class A common stock	$0.36	$0.37	$1.48	$1.36
Class B common stock	$0.36	$0.37	$1.48	$1.36
DILUTED EARNINGS PER SHARE:
Class A common stock	$0.35	$0.37	$1.47	$1.36
Class B common stock	$0.35	$0.37	$1.47	$1.36

MANTECH INTERNATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	(unaudited)
	Year Ended December 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$56,391	$51,127
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	18,254	30,553
Depreciation and amortization	30,191	30,276
Stock-based compensation	3,323	4,379
Excess tax benefits from the exercise of stock options	(1,656)	(73)
Equity in gains of unconsolidated subsidiaries	(107)	(139)
Gain on sale and retirement of property and equipment	(12)	(656)
Gain on disposition of business	—	(1,692)
Change in assets and liabilities—net of effects from acquired businesses:
Receivables-net	(5,611)	82,727
Prepaid expenses and other	(10,641)	(4,990)
Contractual inventory	(1,277)	—
Employee supplemental savings plan asset	(1,826)	4,184
Accounts payable and accrued expenses	(162)	(44,103)
Accrued salaries and related expenses	6,926	2,703
Billings in excess of revenue earned	(687)	913
Accrued retirement	704	(2,927)
Other	1,954	1,601
Net cash flow from operating activities	95,764	153,883
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of businesses-net of cash acquired	(60,556)	(101,556)
Purchases of property and equipment	(7,662)	(5,202)
Investment in capitalized software for internal use	(2,748)	(1,025)
Payments to acquire investments	(1,183)	(4,500)
Proceeds from sale of property and equipment	17	696
Transaction costs for disposition of business	—	(1,174)
Proceeds from sale of investment	—	13
Net cash flow from investing activities	(72,132)	(112,748)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(32,139)	(31,543)
Proceeds from exercise of stock options	30,562	7,868
Excess tax benefits from the exercise of stock options	1,656	73
Debt issuance costs	(89)	—
Borrowings under revolving credit facility	—	163,200
Repayments under revolving credit facility	—	(163,200)
Net cash flow from financing activities	(10)	(23,602)
NET CHANGE IN CASH AND CASH EQUIVALENTS	23,622	17,533
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	41,314	23,781
CASH AND CASH EQUIVALENTS, END OF PERIOD	$64,936	$41,314

ManTech-F

ManTech International Corporation

Investor Relations
Judy Bjornaas
Executive Vice President and Chief Financial Officer
(703) 218-8269
Investor.Relations@ManTech.com

Media
Sue Cushing
VP Corporate Communications
(703) 814-8369
Sue.Cushing@ManTech.com